Exhibit 99.1

Lantronix Reports Second Quarter Fiscal 2019 Net Revenue of $12.1M

--Achieves 11% Revenue Growth for First Half Fiscal 2019--

Irvine, CA – January 24, 2019 – Lantronix, Inc. (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT) today reported results for the second quarter fiscal 2019 that ended December 31, 2018.

Financial Highlights for Second Quarter of Fiscal 2019

•	Net revenue of $12.1 million, an increase of 7% from the second quarter of fiscal 2018

•	Gross profit margin of 55.0%, compared with 55.7% for the second quarter of fiscal 2018

•	GAAP net income of $277,000, or $0.01 per share, compared to GAAP net income of $225,000, or $0.01 per share for the second quarter of fiscal 2018, an increase in earnings of 23%

•	Non-GAAP net income of $790,000, or $0.03 per share, compared to non-GAAP net income of $689,000, or $0.04 per share for the second quarter of fiscal 2018, an increase in earnings of 15%

•	Cash and cash equivalents increased to $19.4 million

Operational and Product Highlights

•	In October, the company announced the new ConsoleFlow™ Cloud Edition, the industry’s only centralized out-of-band management software that provides VPN-free access to console managers and IT equipment

•	In November, the company announced the general availability of XPort® EDGE, the first embedded Ethernet gateway offering in the market-leading XPort family of serial to Ethernet device servers

•	In November, the company also announced the introduction of SGX 5150-MD IoT gateway to accelerate secure IoT connectivity and management for medical devices

•	Most recently, in January, Lantronix CEO, Jeff Benck, was recognized by IoT Breakthrough Awards program as the “CEO of the Year”

“I am pleased with our second quarter results and that we met our revenue guidance for the first half by delivering double digit organic top-line growth.” said Jeff Benck, Lantronix CEO. “We continued to generate cash and earnings while increasing our investment in new products and building out our go to market teams. The new products we introduced in the first half, coupled with our solid IoT design win pipeline, bode well for our long-term growth prospects.”

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Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the second quarter of fiscal 2019 that ended December 31, 2018. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q2 FY 2019 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through February 24, 2019 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10127701.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for the Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Learn more on the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), and (vi) severance and restructuring charges.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Investor Relations Contact:

Shahram Mehraban

VP, Marketing

investors@lantronix.com
949-453-7175

© 2019 Lantronix, Inc. All rights reserved. Lantronix and XPort are registered trademarks, and ConsoleFlow is a trademark, of Lantronix, Inc.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	December 31,	June 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$19,367	$9,568
Accounts receivable, net	6,134	4,244
Inventories, net	9,352	8,439
Contract manufacturers' receivable	419	649
Prepaid expenses and other current assets	752	370
Total current assets	36,024	23,270
Property and equipment, net	1,184	1,036
Goodwill	9,488	9,488
Other assets	55	61
Total assets	$46,751	$33,855

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,317	$3,942
Accrued payroll and related expenses	2,731	2,808
Warranty reserve	106	99
Other current liabilities	3,325	2,877
Total current liabilities	10,479	9,726
Other non-current liabilities	256	316
Total liabilities	10,735	10,042

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	224,422	212,995
Accumulated deficit	(188,779)	(189,555)
Accumulated other comprehensive income	371	371
Total stockholders' equity	36,016	23,813
Total liabilities and stockholders' equity	$46,751	$33,855

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net revenue	$12,114	$12,279	$11,336	$24,393	$21,942
Cost of revenue	5,453	5,538	5,022	10,991	10,034
Gross profit	6,661	6,741	6,314	13,402	11,908
Operating expenses:
Selling, general and administrative	4,159	4,472	4,173	8,631	8,159
Research and development	2,279	2,298	1,874	4,577	4,095
Total operating expenses	6,438	6,770	6,047	13,208	12,254
Income (loss) from operations	223	(29)	267	194	(346)
Interest income (expense), net	60	(4)	(5)	56	(9)
Other income (expense), net	8	(10)	1	(2)	2
Income (loss) before income taxes	291	(43)	263	248	(353)
Provision for income taxes	14	40	38	54	63
Net income (loss)	$277	$(83)	$225	$194	$(416)

Net income (loss) per share - basic	$0.01	$(0.00)	$0.01	$0.01	$(0.02)
Net income (loss) per share - diluted	$0.01	$(0.00)	$0.01	$0.01	$(0.02)

Weighted-average common shares - basic	22,091	19,323	18,073	20,721	17,970
Weighted-average common shares - diluted	23,442	19,323	18,739	22,263	17,970

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017

GAAP net income (loss)	$277	$(83)	$225	$194	$(416)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	23	17	13	40	26
Depreciation and amortization	45	48	53	93	115
Total adjustments to cost of revenue	68	65	66	133	141
Selling, general and administrative:
Share-based compensation	337	400	239	737	451
Employer portion of withholding taxes on stock grants	2	6	3	8	5
Depreciation and amortization	48	46	46	94	91
Total adjustments to selling, general and administrative	387	452	288	839	547
Research and development:
Share-based compensation	91	61	58	152	105
Employer portion of withholding taxes on stock grants	–	–	–	–	1
Depreciation and amortization	21	11	10	32	20
Total adjustments to research and development	112	72	68	184	126
Severance and related charges	–	323	–	323	527
Total non-GAAP adjustments to operating expenses	499	847	356	1,346	1,200
Interest (income) expense, net	(60)	4	5	(56)	9
Other (income) expense, net	(8)	10	(1)	2	(2)
Provision for income taxes	14	40	38	54	63
Total non-GAAP adjustments	513	966	464	1,479	1,411
Non-GAAP net income	$790	$883	$689	$1,673	$995

Non-GAAP net income per share - diluted	$0.03	$0.04	$0.04	$0.07	$0.05

Denominator for GAAP net income (loss) per share - diluted	23,442	19,323	18,739	22,263	17,970
Non-GAAP adjustment	824	2,472	569	701	1,382
Denominator for non-GAAP net income per share - diluted	24,266	21,795	19,308	22,964	19,352

GAAP operating expenses	$6,438	$6,770	$6,047	$13,208	$12,254
Non-GAAP adjustments to operating expenses	(499)	(847)	(356)	(1,346)	(1,200)
Non-GAAP operating expenses	$5,939	$5,923	$5,691	$11,862	$11,054

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
IoT	$9,070	$8,967	$7,961	$18,037	$16,419
IT Management	2,888	3,101	3,218	5,989	5,007
Other	156	211	157	367	516
	$12,114	$12,279	$11,336	$24,393	$21,942

	Three Months Ended			Six Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Americas	$6,182	$6,914	$6,292	$13,096	$11,989
EMEA	4,080	3,520	3,172	7,600	6,336
Asia Pacific Japan	1,852	1,845	1,872	3,697	3,617
	$12,114	$12,279	$11,336	$24,393	$21,942

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